Exhibit 23.1

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises Gateway Building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-165065) of our reports dated March 22, 2017, relating to the 2016 consolidated financial statements and the retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures of Anheuser-Busch InBev SA/NV (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures on segment information) and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting, appearing in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended December 31, 2016.

Zaventem, 29 November 2017

/s/ Joël Brehmen

DELOITTE Bedrijfsrevisoren / Réviseurs d’Entreprises BV o.v.v.e. CVBA / SC s.f.d. SCRL Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited